 SWIFT ENERGY COMPANY
N E W S

COMPANY CONTACT                                                                                                FOR IMMEDIATE RELEASE
Paul Vincent
Manager of Investor Relations
(281) 874-2700, (800) 777-2412

SWIFT ENERGY ANNOUNCES THIRD QUARTER 2008 RESULTS:

45% INCREASE IN EARNINGS  FROM CONTINUING OPERATIONS TO $62.3 MILLION, OR $1.98 PER DILUTED SHARE; AND

23% INCREASE IN ADJUSTED CASH FLOW* FROM CONTINUING OPERATIONS TO $154.0 MILLION, OR $4.90 PER DILUTED SHARE

HOUSTON, November 6, 2008 – Swift Energy Company (NYSE: SFY) announced today that its income from continuing operations for the third quarter of 2008 increased 45% to $62.3 million, or $1.98 per diluted share, compared to $42.9 million, or $1.40 per diluted share of income from continuing operations earned in the third quarter of 2007.  Adjusted cash flow from continuing operations (*cash flow before working capital changes, a non-GAAP measure - see page 6 for reconciliation to the GAAP measure) for the third quarter of 2008 increased 23% to $154.0 million, or $4.90 per diluted share, compared to $125.3 million of adjusted cash flow, or $4.08 per diluted share, for the same period of 2007.

Swift Energy produced 2.32 million barrels of oil equivalent (“MMBoe”) from continuing operations during the third quarter of 2008, which is a 14% decrease when compared to third quarter 2007 production of 2.70 MMBoe from continuing operations.  Approximately 0.52 MMBoe were shut-in during the just-completed quarter due to Hurricanes Gustav and Ike.  The Company estimates that including this shut-in production with the production realized during the third quarter of 2008 would have resulted in a 5% production increase over third quarter production levels a year earlier.

Terry Swift, CEO of Swift Energy, commented, “The third quarter of 2008 was a strong one for Swift Energy, even after two substantial hurricanes that caused disruptions to our South Louisiana operations and Houston headquarters.  If production shut-ins during the quarter associated with these storms is included with our realized production, our quarterly production would have exceeded our previously announced guidance.  Recent declines in oil and gas commodity prices together with the global crisis in the financial markets have created some new challenges.  For many years, we have sought to balance our annual operational budget with our realized cash flows.  As we finish up 2008 and enter into 2009, we are protecting our balance sheet and adjusting our future capital spending downward based on lower energy prices.  We fully expect cash flows to support our capital spending budget, which is to be finalized in January, and allow us to deliver production and reserves growth.”

Revenues and Expenses

Total revenues from continuing operations for the third quarter of 2008 increased 25% to $213.8 million from the $171.3 million from continuing operations generated in the third quarter of 2007, due to higher commodity prices.

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Depreciation, depletion and amortization expense (“DD&A”) of $22.52 per barrel of oil equivalent (“Boe”) in the third quarter 2008 increased from $17.93 per Boe of DD&A in the comparable period in 2007 primarily as a result of an increased depletable base, partially offset by higher reserves and production shut-ins during the 2008 period.  Lease operating expenses, before severance and ad valorem taxes, were $10.77 per Boe in the third quarter 2008, an increase of 63% compared to $6.62 per Boe in the third quarter of 2007.  The increase in per unit lease operating expenses was predominately due to lower production resulting from hurricane related shut-ins and higher field expenses associated with increased activity.  Also, severance and ad valorem taxes were up appreciably to $8.69 per Boe from $7.23 per Boe in the comparable period due to higher realized commodity prices.

General and administrative expenses associated with increased staffing levels and lower production resulting from hurricane related shut-ins rose to $4.36 per Boe during the third quarter 2008 from $3.07 per Boe in the same period in 2007.  Interest expense per Boe increased 42% to $2.99 per Boe in the third quarter 2008 compared to $2.11 per Boe for the same period in 2007 due to lower production resulting from hurricane related shut-ins, increased bank debt and lower capitalized interest.

Production & Pricing

Swift Energy’s third quarter 2008 production from continuing operations of 2.32 MMBoe represents a 14% decrease when compared to production from continuing operations in the same period in 2007 and a 14% decrease compared to second quarter 2008 production.  During the quarter, two substantial hurricanes, Gustav and Ike, caused the Company to shut-in approximately 0.52 MMBoe of production.  The Company estimates that if production during the third quarter of 2008 is combined with hurricane-related production shut-in during the quarter, the Company’s most recent quarterly production would have exceeded third quarter 2007 production by 5%.  Year-over-year third quarter production benefited from increased activity in the AWP, Bay de Chene and South Bearhead Creek fields.  The Company now estimates that approximately 0.3 MMboe will remain shut-in during the fourth quarter of 2008.

The Company realized an aggregate average price of $92.34 per Boe for its continuing operations, an increase of 47% from the $62.92 average price received in the third quarter of 2007.  In the third quarter of 2008, average crude oil prices increased 61% to $122.71 per barrel from $76.20 per barrel realized in the same period in 2007.  For the same periods, average natural gas prices were $9.70 per thousand cubic feet (“Mcf”), an increase of 71% from the $5.68 per Mcf average realized a year earlier.  Prices for natural gas liquids (“NGL”) averaged $70.55 per barrel in the third quarter for a 44% increase over third quarter 2007 NGL prices of $48.89 per barrel.

Operations Update

Swift Energy completed 27 of 28 development wells in the third quarter of 2008 for a 96% success rate.  One non-operated development well and one non-operated exploration well were drilled during the quarter and were unsuccessful.  As a result of Hurricanes Gustav and Ike, drilling was suspended on 5 wells in the Lake Washington area for a period of 26 days during the third quarter.

In the Company’s Lake Washington area in South Louisiana, 5 development wells were drilled in the Lake Washington Field in Plaquemines Parish and 2 development wells were drilled in the Bay de Chene Field in Jefferson and Lafourche Parishes.  The Company currently has 5 barge rigs contracted in this area, with 4 operating in Lake Washington and 1 operating in Bay de Chene.  Up to 10 wells will be drilled in this area during the fourth quarter.  Current plans to adjust the Company’s 2009 capital spending budget downward include releasing certain rigs based on the commodity price environment.

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At Lake Washington in the third quarter, the SL 212 #167 ST2 was completed and tested at rates above 1,000 Boe per day with flowing tubing pressure above 800 psi.  This well encountered 378 ft. of true vertical pay in nine separate zones and is currently on production.  The CM #398 ST2 was also drilled during the quarter and encountered 234 ft. of true vertical pay in six separate zones.  This well is producing at rates over 400 Boe per day with flowing tubing pressure of 720 psi.

The Bay de Chene field experienced damage to production facilities and equipment during the recent hurricanes.  Repairs are being made in the facilities, but it is anticipated that production will not reach pre-storm levels until sometime in the latter part of the first half of 2009.  The Company is working to resume limited production during the fourth quarter of this year.  Two wells were drilled in Bay de Chene during the quarter but will not be placed on production until repairs have been completed.

We anticipate that the total cost for the replacement of assets, repairs, and clean-up costs related to Hurricanes Gustav and Ike, primarily in the Bay de Chene field, will approximate $20 million, and we believe a portion of this will be reimbursed by insurance coverage.

Progress was made during the quarter in expanding the pressure maintenance project at Lake Washington.  Permits were submitted to the state to provide additional water injection into the Newport reservoir for pressure maintenance.  Water injection into the current injection well is averaging 1200-1300 barrels per day.  A second 6” diameter production line was installed between the Newport header and Westside facility during the quarter.  The line successfully reduced back pressure on the wells at the Newport header and resulted in a production increase of about 600 barrels of oil per day.  The positive impact of this line on third quarter production was over shadowed by the negative impact of the two hurricanes.

Updating the Company’s strategic 3-D based South Louisiana exploration program, which began during the third quarter in areas outside of the Company’s existing fields, two wells have been drilled with one being classified as successful.  The SL 18669 #1, previously referred to as the Shasta prospect, reached a measured depth of 18,855 feet during the fourth quarter.  This well encountered 30 feet of measured pay in two zones and will be completed and tested late in the fourth quarter. This well is anticipated to be on production in 2009. Swift Energy, with a 50% working interest, will operate this well.  One non-operated prospect drilled during the third quarter, where the Company has a 25% working interest and which was drilled closer to Swift Energy’s High Island field, was unsuccessful.  The Company is currently drilling one additional high potential prospect in the Westside area of Lake Washington.  This well is intended to be a 12,000-15,000 foot test.  Swift maintains a 100% working interest in this prospect.  Further, the Company continues to carry out the work necessary to design and plan an 18,000 – 20,000 foot sub-salt test in the Lake Washington area for drilling sometime during 2009.

In the Lafayette South area, also in South Louisiana, 1 development well was drilled in the Bayou Sale Field.  The St. Mary Parish Land Co. #82 was drilled to a depth of 14,380 feet, encountering 46 feet of true vertical pay.  The first of three intervals to be tested was non-commercial.  Completion activities are underway in a second prospective zone.

In the South Texas area, the Company completed 8 of 8 development wells drilled in its Cotulla area in La Salle, Dimmit and Webb Counties, Texas and 11 of 11 development wells targeting the Olmos sand in its AWP area in McMullen County, Texas.  The Company will have two rigs in its AWP field and two rigs in its Cotulla area during much of the fourth quarter.

Nine-Month Results for 2008

Through the first three quarters of 2008, Swift Energy had production from continuing operations of 7.58 MMBoe, a decrease of 3% from 7.83 MMBoe produced last year during the same period.

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Hurricanes Gustav and Ike caused production shut-ins of 0.52 MMboe during the third quarter of 2008.  The Company estimates that if production had not been shut-in due to these storms, production for the first three quarters of 2008 would have resulted in a production increase of 4% when comparing production during the first three quarters of 2008 to the same period in 2007.  Total revenues for the first nine months of 2008 were $675.4 million, up 48% from $457.8 million of revenues during the same period of 2007.  During the first nine months of 2008, income from continuing operations increased 96% to $195.4 million ($6.26 per diluted share) from $99.9 million ($3.27 per diluted share) earned in the first nine months of 2007. Cash flow before changes in working capital from continuing operations (a non-GAAP measure, see reconciliation on page 6) increased 50% in the first nine months of 2008 to $474.6 million ($15.21 per diluted share) from $317.3 million ($10.38 per diluted share) of adjusted cash flow from continuing operations in the same period in 2007.  Net cash provided by operating activities from continuing operations for the first nine months of 2008 increased 55% to $499.3 million ($16.00 per diluted share) from $322.2 million ($10.54 per diluted share) of net cash provided from continuing operations in the 2007 period. Increased revenues and cash flow in 2008 are primarily the result of higher realized commodity prices.

October Reaffirmation of Borrowing Base

After a regular semi-annual review of its $500 million facility by its bank group, Swift Energy’s borrowing base was affirmed at $400 million effective November 1, 2008. The Company is continuing to maintain its commitment amount at $350 million.  Under the terms of its credit facility, the Company can increase the commitment amount up to the total amount of the borrowing base at its discretion.  Swift Energy had $116.6 million outstanding on this facility as of September 30, 2008.

Price Risk Management

Swift Energy has purchased natural gas floors that cover approximately 50% to 55% of its currently expected fourth quarter 2008 natural gas production at an average NYMEX strike price of $9.15 per MMBtu.  The Company has also purchased floors at a $98.15 average NYMEX strike price covering 45% to 50% of its fourth quarter crude oil production.  The Company has not purchased floors for any of its 2009 production. On an ongoing basis, details of Swift Energy’s complete price risk management activities can be found on the Company’s website (www.swiftenergy.com).

Earnings Conference Call

Swift Energy will conduct a live conference call today, November 6, at 9:00 a.m. CST to discuss third quarter 2008 financial results.  To participate in this conference call, dial 973-339-3086 five to ten minutes before the scheduled start time and indicate your intention to participate in the Swift Energy conference call. A digital replay of the call will be available later on November 6 until November 13, by dialing 706-645-9291 and using Conference ID # 67562152.  Additionally, the conference call will be available over the Internet by accessing the Company’s website at www.swiftenergy.com and by clicking on the event hyperlink. This webcast will be available online and archived at the Company’s website.

Swift Energy Company, founded in 1979 and headquartered in Houston, engages in developing, exploring, acquiring and operating oil and gas properties, with a focus on oil and natural gas reserves in the onshore and inland waters of Louisiana and Texas. Over the Company’s 29-year history, Swift Energy has shown long-term growth in its proved oil and gas reserves, production and cash flow through a disciplined program of acquisitions and drilling, while maintaining a strong financial position.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  The opinions, forecasts, projections, guidance or other

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statements other than statements of historical fact, are forward-looking statements.  These statements are based upon assumptions that are subject to change and to risks, especially the availability of labor, services, supplies and facility capacity, results of exploratory and development drilling, volatility in oil or gas prices, uncertainty and costs of finding, replacing, developing or acquiring reserves, and disruption of operations  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.  Certain risks and uncertainties inherent in the Company’s business are set forth in the filings of the Company with the Securities and Exchange Commission.  Estimates of future financial or operating performance provided by the Company are based on existing market conditions and engineering and geologic information available at this time.  Actual financial and operating performance may be higher or lower.  Future performance is dependent upon oil and gas prices, exploratory and development drilling results, engineering and geologic information and changes in market conditions.

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SWIFT ENERGY COMPANY
SUMMARY FINANCIAL INFORMATION
FROM CONTINUING OPERATIONS
(Unaudited)
(In Thousands Except Per Share and Price Amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2008	2007	Percent Change	2008	2007	Percent Change
Revenues:
Oil & Gas Sales	$214,113	$170,001	26%	$677,270	$456,534	48%
Other	(346)	1,271	NM %	(1,862)	1,227	NM %
Total Revenue	$213,767	$171,272	25%	$675,408	$457,761	48%

Income From Continuing Operations	$62,271	$42,915	45%	$195,351	$99,883	96%
Basic EPS – Continuing Operations	$2.02	$1.43	41%	$6.38	$3.34	91%
Diluted EPS – Continuing Operations	$1.98	$1.40	42%	$6.26	$3.27	92%
Net Cash Provided By Operating Activities – Continuing Operations	$204,582	$128,837	59%	$499,325	$322,220	55%
Net Cash Provided By Operating Activities, Per Diluted Share – Continuing Operations	$6.51	$4.20	55%	$16.00	$10.54	52%
Cash Flow Before Working Capital Changes(1) (non-GAAP measure) – Continuing Operations	$153,968	$125,291	23%	$474,605	$317,314	50%
Cash Flow Before Working Capital Changes, Per Diluted Share – Continuing Operations	$4.90	$4.08	20%	$15.21	$10.38	47%
Weighted Average Shares Outstanding (Diluted)	31,428	30,686	(2)%	31,207	30,582	(2)%

EBITDA(1) (non-GAAP measure)	$158,542	$125,551	26%	$495,972	$316,333	57%

Production (MBoe) – Continuing Operations:	2,319	2,702	(14)%	7,583	7,825	(3)%

Realized Price ($/Boe) – Continuing Operations:	$92.34	$62.92	47%	$89.32	$58.34	53%

(1)
See reconciliation on page 6.  Management believes that the non-GAAP measures EBITDA and cash flow before working capital changes are useful information to investors because they are widely used by professional research analysts in the valuation, comparison, rating and investment recommendations of companies within the oil and gas exploration and production industry.  Many investors use the published research of these analysts in making their investment decisions.

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Reconciliation of GAAP (a) to non-GAAP Measures
(Unaudited)
(In Thousands)

	Three Months Ended
	September 30, 2008	September 30, 2007

INCOME TO EBITDA RECONCILIATIONS:
Income from Continuing Operations	$62,271	$42,915	45%
Provision for Income Taxes	36,608	28,164
Interest Expense, Net	6,935	5,700
Depreciation, Depletion & Amortization & ARO (b)	52,728	48,772
EBITDA	$158,542	$125,551	26%
	Nine Months Ended
	September 30, 2008	September 30, 2007

Income from Continuing Operations	$195,351	$99,883	96%
Provision for Income Taxes	113,342	61,670
Interest Expense, Net	23,856	19,742
Depreciation, Depletion & Amortization & ARO (b)	163,423	135,038
EBITDA	$495,972	$316,333	57%
	Three Months Ended
	September 30, 2008	September 30, 2007

CASH FLOW RECONCILIATIONS:
Net Cash Provided by Operating Activities – Continuing Operations	$204,582	$128,837	59%
Increases and Decreases In:
Accounts Receivable	(57,165)	1,429
Accounts Payable and Accrued Liabilities	8,107	(3,175)
Income Taxes Payable	---	(90)
Accrued Interest	(1,556)	(1,710)
Cash Flow Before Working Capital Changes – Continuing Operations	$153,968	$125,291	23%
	Nine Months Ended
	September 30, 2008	September 30, 2007

Net Cash Provided by Operating Activities – Continuing Operations	$499,325	$322,220	55%
Increases and Decreases In:
Accounts Receivable	(25,217)	(4,333)
Accounts Payable and Accrued Liabilities	1,614	(1,644)
Income Taxes Payable	79	884
Accrued Interest	(1,196)	187
Cash Flow Before Working Capital Changes – Continuing Operations	$474,605	$317,314	50%

(a)	GAAP—Generally Accepted Accounting Principles
(b)	Includes accretion of asset retirement obligation

Note: Items may not total due to rounding

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SWIFT ENERGY COMPANY
SUMMARY BALANCE SHEET INFORMATION
(Unaudited)
(In Thousands)

	As of September 30, 2008	As of December 31, 2007

Assets: Current Assets:
Cash and Cash Equivalents	$8,801	$5,623
Other Current Assets	78,722	97,778
Current Assets Held for Sale	564	96,549
Total Current Assets	88,087	199,950

Oil and Gas Properties	3,221,578	2,717,112
Other Fixed Assets	36,289	33,064
Less-Accumulated DD&A	(1,153,377)	(989,981)
	2,104,490	1,760,195
Other Assets	8,233	8,906
	$2,200,810	$1,969,051

Liabilities:
Current Liabilities	$188,671	$202,095
Current Liabilities Associated with Assets Held for Sale	---	8,066
Long-Term Debt	516,600	587,000
Deferred Income Taxes	405,177	302,303
Asset Retirement Obligation	33,702	31,066
Other Long-term Liabilities	2,288	2,467
Stockholders’ Equity	1,054,372	836,054
	$2,200,810	$1,969,051

Note: Items may not total due to rounding

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SWIFT ENERGY COMPANY
SUMMARY INCOME STATEMENT INFORMATION
(Unaudited)
In Thousands Except Per Boe Amounts

	Three Months Ended		Nine Months Ended
	Sept. 30, 2008	Per Boe	Sept. 30, 2008	Per Boe

Revenues:
Oil & Gas Sales	$214,113	$92.34	$677,270	$89.32
Other Revenue	(346)	(0.15)	(1,862)	(0.25)
	213,767	92.19	675,408	89.07

Costs and Expenses:
General and Administrative, net	10,113	4.36	30,323	4.00
Depreciation, Depletion & Amortization	52,217	22.52	161,991	21.36
Accretion of Asset Retirement Obligation (ARO)	511	0.22	1,432	0.19
Lease Operating Costs	24,966	10.77	79,975	10.55
Severance & Other Taxes	20,146	8.69	69,138	9.12
Interest Expense, Net	6,935	2.99	23,856	3.15

Total Costs & Expenses	$114,888	$49.55	$366,715	$48.36

Income from Continuing Operations Before Income Taxes	98,879	42.64	308,693	40.71
Provision for Income Taxes	36,608	15.79	113,342	14.95
Income from Continuing Operations	$62,271	$26.86	$195,351	$25.76
Loss from Discontinued Operations, Net of Taxes	(348)	NM	(3,148)	NM
Net Income	$61,923	NM	$192,203	NM

Additional Information:
Capital Expenditures	$200,796		$519,758
Capitalized Geological & Geophysical	$7,459		$21,220
Capitalized Interest Expense	$2,085		$6,006
Deferred Income Tax	$31,107		$104,837

Note: Items may not total due to rounding

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SWIFT ENERGY COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOW
(Unaudited)
(In Thousands)

	Nine Months Ended
	September 30, 2008	September 30, 2007
Cash Flows From Operating Activities:
Net Income	$192,203	$101,380
Plus (Income) Loss From Discontinued Operations, Net of Taxes	3,148	(1,497)
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities -
Depreciation, Depletion, and Amortization	161,991	134,007
Accretion of Asset Retirement Obligation (ARO)	1,432	1,031
Deferred Income Taxes	104,837	61,547
Stock Based Compensation Expense	8,613	7,783
Debt Retirement Cost – Cash and Non-Cash	---	12,765
Other	2,381	298
Change in Assets and Liabilities -
Decrease in Accounts Receivable	25,217	4,333
Increase/(Decrease) in Accounts Payable and Accrued Liabilities	(1,614)	1,644
Decrease in Income Taxes Payable	(79)	(884)
Increase/(Decrease) in Accrued Interest	1,196	(187)
Cash Provided by Operating Activities – Continuing Operations	499,325	322,220
Cash Provided by Operating Activities – Discontinued Operations	5,815	18,099
Net Cash Provided by Operating Activities	505,140	340,319

Cash Flows From Investing Activities:
Additions to Property and Equipment	(473,286)	(326,803)
Proceeds from the Sale of Property and Equipment	124	219
Acquisitions of Properties	(46,472)	---
Net Cash Received as Operator of Partnerships and Joint Ventures	---	485
Cash Used in Investing Activities – Continuing Operations	(519,634)	(326,099)
Cash Provided by (Used) in Investing Activities – Discontinued Operations	80,731	(9,095)
Net Cash Used in Investing Activities	(438,903)	(335,194)

Cash Flows From Financing Activities:
Proceeds From Long-Term Debt	---	250,000
Payments of Long-Term Debt	---	(200,000)
Net Payments of Bank Borrowings	(70,400)	(31,400)
Net Proceeds From Issuance of Common Stock	9,186	2,521
Excess Tax Benefits From Stock-Based Awards	1,502	---
Purchase of Treasury Shares	(3,347)	(1,766)
Payments of Debt Retirement Costs	---	(9,376)
Payments of Debt Issuance Costs	---	(4,451)
Cash Provided by (Used in) Financing Activities – Continuing Operations	(63,059)	5,528
Cash Provided by Financing Activities – Discontinued Operations	---	---
Net Cash Provided by (Used in) Financing Activities	(63,059)	5,528
Net Increase in Cash and Cash Equivalents	3,178	10,653
Cash and Cash Equivalents at the Beginning of the Period	5,623	1,058
Cash and Cash Equivalents at the End of the Period	$8,801	$11,711

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SWIFT ENERGY COMPANY
OPERATIONAL INFORMATION(1)
QUARTERLY COMPARISON -- SEQUENTIAL & YEAR-OVER-YEAR
(Unaudited)

	Three Months Ended			Three Months Ended
	Sept. 30, 2008	June 30, 2008	Percent Change	Sept. 30, 2007	Percent Change

Domestic Production :
Oil & Natural Gas Equivalent (MBoe)	2,319	2,694	(14)%	2,702	(14)%
Natural Gas (Bcf)	5.12	5.53	(7)%	4.38	17%
Crude Oil (MBbl)	1,171	1,482	(21)%	1,783	(34)%
NGL (MBbl)	294	290	1%	190	55%

Domestic Average Prices:
Combined Oil & Natural Gas ($/Boe)	$92.34	$97.70	(5)%	$62.92	47%
Natural Gas ($/Mcf)	$9.70	$10.49	(8)%	$5.68	71%
Crude Oil ($/Bbl)	$122.71	$125.20	(2)%	$76.20	61%
NGL ($/Bbl)	$70.55	$67.73	4%	$48.89	44%

(1)	Does not include production and pricing information for our New Zealand activities, which have been included in discontinued operations in our financial statements.

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SWIFT ENERGY COMPANY
FOURTH QUARTER AND FULL YEAR 2008
GUIDANCE ESTIMATES

	Actual For Third Quarter 2008	Guidance For Fourth Quarter 2008			Guidance For Full Year 2008

Production Volumes (MMBoe)	2.32	2.47	-	2.58	10.05	-	10.16

Production Mix:
Natural Gas (Bcf)	5.12	4.98	-	5.21	20.64	-	20.87
Crude Oil (MMBbl)	1.17	1.28	-	1.34	5.35	-	5.41
Natural Gas Liquids (MMBbl)	0.29	0.36	-	0.37	1.26	-	1.27
Product Pricing (Note 1):
Natural Gas (per Mcf)
NYMEX Differential (Note 2)	$(0.55)	($0.60)	-	($1.00)	($0.50)	-	($1.25)
Crude Oil (per Bbl)
NYMEX differential (Note 3)	$4.49	($0.50)	-	($1.50)	($1.00)	-	($2.00)
NGL (per Bbl)
Percent of NYMEX Crude	60%	50%	-	65%	50%	-	65%
Oil & Gas Production Costs:
Lease Operating Costs (per Boe)	$10.77	$10.40	-	$11.00	$10.50	-	$10.65
Severance & Ad Valorem Taxes (as % of Revenue dollars)	9.4%	10.3%	-	10.6%	10.1%	-	10.4%
Other Costs:
G&A per Boe	$4.36	$4.05	-	$4.35	$4.00	-	$4.10
Interest Expense per Boe	$2.99	$2.75	-	$2.95	$3.00	-	$3.10
DD&A per Boe	$22.52	$21.70	-	$22.70	$21.45	-	$21.70
Supplemental Information:
Capital Expenditures
Operations	$144,780	$102,000	-	$123,000	$549,000	-	$571,000
Acquisition/Dispositions, net	$46,472	$0	-	($1,000)	$45,000	-	$50,000
Capitalized G&G (Note 4)	$7,459	$7,100	-	$7,500	$28,000	-	$30,500
Capitalized Interest	$2,085	$2,000	-	$2,300	$8,000	-	$8,500
Total Capital Expenditures	$200,796	$111,100	-	$131,800	$630,000	-	$660,000

Basic Weighted Average Shares	30,830	30,700	-	31,000	30,600	-	30,900
Diluted Computation:
Weighted Average Shares	31,428	31,400	-	32,500	31,200	-	32,000

Effective Tax Rate (Note 5)	37.0%	36.5%	-	37.5%	36.5%	-	37.5%
Deferred Tax Percentage	96.0%	80%	-	90%	85%	-	95%

Note 1:	Swift Energy now maintains all its current price risk management instruments (hedge positions) on its Hedge Activity page on the Swift Energy website (www.swiftenergy.com).
Note 2:	Average of monthly closing Henry Hub NYMEX futures price for the respective contract months, included in the period, which best benchmarks the 30-day price received for domestic natural gas sales.
Note 3:	Average of daily WTI NYMEX futures price during the calendar period reflected which best benchmarks the daily price received for the majority of crude oil sales.
Note 4:	Does not include capitalized acquisition costs, incorporated in acquisitions when occurred.
Note 5:	Effective Tax rate guidance is based off of NYMEX strip pricing.

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This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  The opinions, forecasts, projections, guidance or other statements other than statements of historical fact, are forward-looking statements.  These statements are based upon assumptions that are subject to change and to risks, especially the uncertainty of finding, replacing, developing or acquiring reserves, availability of labor, services and supplies, hurricanes or tropical storms disrupting operations, and volatility in oil or gas prices.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.  Certain risks and uncertainties inherent in the Company’s business are set forth in the filings of the Company with the Securities and Exchange Commission.  Estimates of future financial or operating performance provided by the Company are based on existing market conditions and engineering and geologic information available at this time.  Actual financial and operating performance may be higher or lower.  Future performance is dependent upon oil and gas prices, exploratory and development drilling results, engineering and geologic information and changes in market conditions.

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